      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1998

                                                       REGISTRATION NO. 33-94584

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                         NORTHSTAR HEALTH SERVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                     25-1697152
  -------------------------------           ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)


    665 Philadelphia Street
     Indiana, Pennsylvania                                 15701
----------------------------------------                 ----------
(Address of Principal Executive Offices)                 (Zip Code)

                               -------------------

                         NORTHSTAR HEALTH SERVICES, INC.
                1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                         NORTHSTAR HEALTH SERVICES, INC.
                             1992 STOCK OPTION PLAN
                              (Full title of plans)

                              --------------------

           Thomas W. Zaucha, Chairman of the Board, President and CEO
                         Northstar Health Services, Inc.
                             665 Philadelphia Street
                           Indiana, Pennsylvania 15701
                     ---------------------------------------
                     (Name and address of agent for service)
                                 (724) 465-3200
                     ---------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                                    Copy to:
                            Robin M. Wilder, Esquire
                          Duane, Morris & Heckscher LLP
               305 North Front Street, Fifth Floor, P.O. Box 1003
                       Harrisburg, Pennsylvania 17108-1003

      TERMINATION OF THE 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
          AND RELATED DEREGISTRATION OF CERTAIN SHARES OF COMMON STOCK
                             ISSUABLE UNDER THE PLAN

             On July 14, 1995, a registration statement on Form S-8 (Registration No. 33-94584) (the "1995 Registration Statement) was filed with the Securities and Exchange Commission to register: (i) 150,000 shares of Northstar Health Services, Inc. common stock, par value $.01 per share (the "Common Stock"), for issuance under the Northstar Health Services, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "1994 Stock Option Plan"); and
(ii) 650,000 shares of Common Stock for issuance under the Northstar Health Services, Inc. 1992 Stock Option Plan (the "1992 Stock Option Plan").

             At the 1998 Annual Meeting of Stockholders of Northstar Health Services, Inc. (the "Registrant") held on June 11, 1998, the stockholders approved a resolution to terminate the 1994 Stock Option Plan, effective June 11, 1998. As a result of the termination of the 1994 Stock Option Plan, the Registrant is filing this Post-Effective Amendment to the 1995 Registration Statement for the sole purpose of deregistering 67,500 shares of Common Stock that as of June 11, 1998 were not subject to options granted pursuant to the 1994 Stock Option Plan and 45,000 shares of Common Stock that as of June 11, 1998 were subject to options granted under the 1994 Stock Option Plan but which were subsequently canceled. Therefore, in the aggregate, 112,500 shares of Common Stock are being deregistered pursuant to this Post-Effective Amendment. This Post-Effective Amendment, however, does not affect the 37,500 shares of Common Stock registered on the 1995 Registration Statement which are issuable upon the exercise of currently outstanding options granted under the 1994 Stock Option Plan.

             This Post-Effective Amendment does not affect the 650,000 shares of Common Stock reserved for issuance under the 1992 Stock Option Plan and registered on the 1995 Registration Statement, effective July 14, 1995.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indiana, Pennsylvania on June 11, 1998.

                                       NORTHSTAR HEALTH SERVICES, INC.


                                       By: /s/ THOMAS W, ZAUCHA
                                          --------------------------------------
                                          Thomas W. Zaucha, Chairman of
                                          the Board, Director, President and CEO
                                              (Principal Executive Officer)

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Thomas W. Zaucha and Lisa S. Guarino, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Post-Effective Amendment No. 1 to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                            Title                              Date
---------                                            -----                              ----
/s/ THOMAS W. ZAUCHA                        Chairman of the Board,                      June 11, 1998
------------------------                    Director, President, and Chief
Thomas W. Zaucha                            Executive Officer
                                            (Principal Executive Officer)




/s/ LISA S. GUARINO                         Executive Vice President,                   June 11, 1998
------------------------                    Chief Financial Officer, and
Lisa S. Guarino                             Treasurer (Principal Accounting
                                            and Financial Officer)


/s/ LAWRENCE F. JINDRA                      Director                                    June 11, 1998
------------------------
Lawrence F. Jindra



/s/ JAMES H. MCELWAIN                       Director                                    June 11, 1998
------------------------
James H. McElwain


/s/ MARK G. MYKITYSHYN                      Director                                    June 11, 1998
------------------------
Mark G. Mykityshyn

/s/ ROGER J. RESCHINI                       Director                                    June 11, 1998
------------------------
Roger J. Reschini


/s/ DAVID B. WHITE                          Director                                    June 15, 1998
------------------------
David B. White